                                CREDIT AGREEMENT

                                      among

                        HIGHLANDS INSURANCE GROUP, INC.,

                          VARIOUS LENDING INSTITUTIONS,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as ADMINISTRATIVE AGENT







                      ------------------------------------

                           Dated as of April 30, 1997

                      ------------------------------------

                                   $65,000,000







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                                TABLE OF CONTENTS


                                                                         Page


SECTION 1.  Amount and Terms of Credit....................................  1
         1.01  Commitments................................................  1
         1.02  Minimum Borrowing Amounts, etc.............................  2
         1.03  Notice of Borrowing........................................  2
         1.04  Disbursement of Funds......................................  2
         1.05  Notes......................................................  3
         1.06  Conversions................................................  3
         1.07  Pro Rata Borrowings........................................  4
         1.08  Interest...................................................  4
         1.09  Interest Periods...........................................  5
         1.10  Increased Costs, Illegality, etc...........................  6
         1.11  Compensation...............................................  8
         1.12  Change of Lending Office...................................  9
         1.13  Replacement of Banks.......................................  9

SECTION 2.  Fees; Commitments............................................. 10
         2.01  Fees....................................................... 10
         2.02  Voluntary Reduction of Commitments......................... 10
         2.03  Mandatory Adjustments of Commitments, etc.................. 10

SECTION 3.  Payments...................................................... 12
         3.01  Voluntary Prepayments...................................... 12
         3.02  Mandatory Prepayments...................................... 12
         3.03  Method and Place of Payment................................ 13
         3.04  Net Payments............................................... 13

SECTION 4.  Conditions Precedent.......................................... 15
         4.01  Conditions Precedent to Effective Date..................... 15
         4.02  Conditions Precedent to Loans.............................. 20

SECTION 5.  Representations, Warranties and Agreements.................... 21
         5.01  Corporate Status........................................... 21
         5.02  Corporate Power and Authority.............................. 21
         5.03  No Violation............................................... 21



                                       (i)




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                                                                         Page

         5.04  Litigation................................................. 22
         5.05  Use of Proceeds; Margin Regulations........................ 22
         5.06  Governmental Approvals..................................... 22
         5.07  True and Complete Disclosure............................... 23
         5.08  Financial Condition; Financial Statements.................. 23
         5.09  Security Interests......................................... 24
         5.10  Representations and Warranties in Acquisition Documents.... 24
         5.11  Tax Returns and Payments................................... 25
         5.12  Compliance with ERISA...................................... 25
         5.13  Subsidiaries............................................... 26
         5.14  Intellectual Property, etc................................. 26
         5.15  Compliance with Statutes................................... 27
         5.16  Labor Relations; Collective Bargaining Agreements.......... 27
         5.17  Acquisition................................................ 27
         5.18  Properties................................................. 27
         5.19  10% Convertible Subordinated Debentures.................... 27

SECTION 6.  Affirmative Covenants......................................... 28
         6.01  Information Covenants...................................... 28
         6.02  Books, Records and Inspections............................. 33
         6.03  Insurance.................................................. 33
         6.04  Payment of Taxes........................................... 34
         6.05  Corporate Franchises....................................... 34
         6.06  Compliance with Statutes, etc.............................. 34
         6.07  Good Repair................................................ 34
         6.08  End of Fiscal Years; Fiscal Quarters....................... 34
         6.09  Compliance with Environmental Laws......................... 35
         6.10  Additional Security; Further Assurances.................... 35
         6.11  Bermuda Opinion............................................ 36

SECTION 7.  Negative Covenants............................................ 36
         7.01  Changes in Business........................................ 36
         7.02  Consolidation, Merger, Purchase or Sale of Assets, etc..... 37
         7.03  Liens...................................................... 38
         7.04  Indebtedness............................................... 40
         7.05  Advances, Investments and Loans............................ 41
         7.06  Prepayments of Indebtedness, Modifications of
                  Agreements, etc......................................... 43
         7.07  Dividends, etc............................................. 44
         7.08  Transactions with Affiliates............................... 46
         7.09  Creation of Subsidiaries................................... 46



                                      (ii)

                                                                         Page

         7.10  Transactions with Highlands U.K............................ 46
         7.11  Leverage Ratio............................................. 46
         7.12  Interest Coverage Ratio.................................... 46
         7.13  Minimum Statutory Surplus.................................. 47
         7.14  Minimum Risk-Based Capital................................. 47
         7.15  Operating Leverage Ratio................................... 47
         7.16  Issuance of Stock.......................................... 47
         7.17  Consolidated Capital Expenditures.......................... 47

SECTION 8.  Events of Default............................................. 47
         8.01  Payments................................................... 48
         8.02  Representations, etc....................................... 48
         8.03  Covenants.................................................. 48
         8.04  Default Under Other Agreements............................. 48
         8.05  Bankruptcy, etc............................................ 48
         8.06  ERISA...................................................... 49
         8.07  Security Documents......................................... 50
         8.08  Judgments.................................................. 50
         8.09  Reserve Adequacy........................................... 50
         8.10  Ownership.................................................. 50

SECTION 9.  Definitions................................................... 51

SECTION 10.  The Administrative Agent..................................... 70
         10.01  Appointment............................................... 70
         10.02  Delegation of Duties...................................... 71
         10.03  Exculpatory Provisions.................................... 71
         10.04  Reliance by Administrative Agent.......................... 71
         10.05  Notice of Default......................................... 72
         10.06  Non-Reliance.............................................. 72
         10.07  Indemnification........................................... 73
         10.08  The Administrative Agent in its Individual Capacity....... 73
         10.09  Successor Administrative Agent............................ 73

SECTION 11.  Miscellaneous................................................ 74
         11.01  Payment of Expenses, etc.................................. 74
         11.02  Right of Setoff........................................... 74
         11.03  Notices................................................... 75
         11.04  Benefit of Agreement...................................... 75
         11.05  No Waiver; Remedies Cumulative............................ 77



                                      (iii)




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                                                                         Page

         11.06  Payments Pro Rata......................................... 77
         11.07  Calculations; Computations................................ 77
         11.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                  VENUE................................................... 78
         11.09  Counterparts.............................................. 79
         11.10  Execution................................................. 79
         11.11  Headings Descriptive...................................... 79
         11.12  Amendment or Waiver....................................... 79
         11.13  Survival.................................................. 80
         11.14  Domicile of Loans......................................... 80
         11.15  Confidentiality........................................... 80
         11.16  Registry.................................................. 80


ANNEX I               --     Commitments
ANNEX II              --     Bank Addresses
ANNEX III             --     Schedule of Subsidiaries
ANNEX IV              --     Litigation
ANNEX V               --     Certain Indebtedness
ANNEX VI              --     Existing Advances, Loans, Investments and Related
                              Commitments
ANNEX VII             --     Government Approvals
ANNEX VIII            --     ERISA Matters
ANNEX IX              --     Existing Liens
ANNEX X               --     Convertible Subordinated Debt Changes
ANNEX XI              --     Material Agreements
ANNEX XII             --     Tax Matters


EXHIBIT A             --     Form of Notice of Borrowing
EXHIBIT B             --     Form of Note
EXHIBIT C-1           --     Form of Opinion of Counsel for Borrower
EXHIBIT C-2           --     Form of Opinion of Counsel to NNHC
EXHIBIT C-3           --     Form of Opinion of Special Indiana Counsel to VIK
EXHIBIT C-4           --     Form of Opinion of Counsel to VIK
EXHIBIT C-5           --     Form of Opinion of White & Case,
                              Special Counsel to the Banks
EXHIBIT D             --     Form of Officers' Certificate
EXHIBIT E             --     Form of Guaranty
EXHIBIT F             --     Form of Pledge Agreement



                                      (iv)




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EXHIBIT G             --     Form of Assignment Agreement



                                       (v)




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                  CREDIT AGREEMENT, dated as of April 30, 1997, among HIGHLANDS
INSURANCE GROUP, INC. (the "Borrower"), a Delaware corporation, the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks") and THE CHASE MANHATTAN BANK, as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.


                              W I T N E S S E T H :


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.011 Commitments. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a revolving loan or revolving loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans:

                   (i) shall be made at any time and from time to time on and after the Effective Date and prior to the Maturity Date;

                  (ii) except as provided in Section 1.10, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that (x) Loans may not be incurred as Eurodollar Loans prior to the Syndication Date and (y) all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type;

                  (iii) may be repaid and reborrowed in accordance with the provisions hereof; and

                  (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Commitment of such Bank at such time.









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                  1.012 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

                  1.013 Notice of Borrowing. (a) When the Borrower desires to incur Loans hereunder, it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each incurrence of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each incurrence of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall, to the extent a written notice or a written confirmation of a telephonic notice, be in the form of Exhibit A, shall be irrevocable and shall specify: (i) the aggregate principal amount of the Loans to be so incurred, (ii) the date of incurrence (which shall be a Business Day) and (iii) whether the Loans to be incurred shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence, of such Bank's participation therein and of the other matters covered by the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

                  1.014 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank hereunder will make available to the Administrative Agent its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of the Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to

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do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with
Section 1.08, for the respective Loans.

                  (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.015 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Bank shall be evidenced by a promissory note substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

                  (b) The Note issued to a Bank shall: (i) be executed by the Borrower; (ii) be payable to the order of such Bank and be dated the Effective Date; (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to voluntary prepayment as provided in Section 3.01 and mandatory repayment as provided in Section 3.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

                  1.016 Conversions. The Borrower shall have the option to convert on any Business Day occurring after the Syndication Date all or a portion at least equal to the

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applicable Minimum Borrowing Amount of the outstanding principal amount of the
Loans of one Type into a Borrowing of the other Type of Loan provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default under
Section 8.01 or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in numbers as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                  1.017 Pro Rata Borrowings. Loans shall be made by the Banks on the basis of their respective Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  1.018 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Percentage then in effect for Base Rate Loans plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Percentage then in effect for Eurodollar Loans plus the relevant Eurodollar Rate.

                  (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the greater of (x) the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Percentage then in effect for Base Rate Loans and (y) the rate which is 2% in excess of the rate then borne by such Loan.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in

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respect of each Eurodollar Loan, (x) the last day of each Interest Period applicable thereto and (y) in respect of each Eurodollar Loan with an Interest Period of six months, on the date three months after the first day of such period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify in writing the Borrower and the Banks thereof.

                  1.019 Interest Periods. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of or conversion into a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                 (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iv) no Interest Period may extend beyond the Maturity Date;
         and

                  (v) no Interest Period may be elected at any time when a Default under Section 8.01 or an Event of Default is then in existence.

                  (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.


1.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                 (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Bank deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements) and/or (y) other circumstances adversely affecting the interbank Eurodollar market; or

                (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Bank customarily complies, or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice shall describe in reasonable detail (a) the circumstances giving rise to such event and (b) the computation of any resulting increased costs and shall be promptly transmitted by the Administrative Agent to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing,
(y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Bank to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Bank to convert each such affected Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Bank shall have determined that after the Effective Date the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Bank to be material the rate of return on such Bank's or its parent corporation's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or its parent corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. No Bank shall demand compensation for any reduction referred to in this Section 1.10(c) if it shall not at the time be the general policy or practice of such Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

                  (d) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by this Section 1.10 is given by any Bank more than 120 days after such Bank obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in this Section 1.10, such Bank shall not be entitled to compensation under this Section 1.10 for any amounts incurred or accruing more than 120 days prior to such notice to the Borrower.

                  1.11 Compensation. The Borrower shall compensate each Bank, within five Business Days of the receipt of a written request (which request shall set forth in reasonable detail the basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain:
(i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c) or 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Commitments affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10 or 3.04.

                  1.13 Replacement of Banks. If (x) the Borrower receives notice from any Bank requesting increased costs or additional amounts under Section
1.10 or 3.04 or (y) a Bank does not consent to any proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks (whether or not such change, waiver, discharge or termination has become effective), the Borrower shall have the right, unless in the case of clause (x) such Bank has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Sections 1.10 and 3.04 in respect of such conditions, to replace in its entirety such Bank (the "Replaced Bank") and each Bank that may constitute a Replaced Bank agrees to be so replaced, upon prior written notice to the Administrative Agent and such Replaced Bank, with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") respectively acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld or delayed), provided that at the time of any replacement pursuant to this Section 1.13, no Event of Default exists and the Replaced Bank and the Replacement Bank shall enter into one or more Assignment Agreements pursuant to which (i) the Replacement Bank shall acquire all of the Commitments and Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Bank and all accrued but unpaid Commitment Fees owing the Replaced Bank and (ii) the Borrower shall pay to the Replaced Bank any other amounts payable to the Replaced Bank under this Agreement (including, without limitation, amounts payable under Section 1.10 and/or 1.11) which accrued prior to the effective date of such assignment. Upon the execution of the respective assignment documentation, the payment of amounts referred to in the preceding sentence and, if so requested by the Replacement Bank, delivery to the Replacement Bank of a Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank.

                  SECTION 2.  Fees; Commitments.

                  2.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including the date the Total Commitment has been terminated, computed for each day at a rate equal to the CF Percentage for such day multiplied by the then unutilized Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of March, June, September and December and the date upon which the Total Commitment is terminated.

                  (b) The Borrower shall pay to the Administrative Agent, for its own account, such fees as have been agreed to in writing by the Borrower and the Administrative Agent and such other fees and expenses as may be agreed to from time to time between the Borrower and the Administrative Agent, when and as due.

                  (c) All computations of Fees shall be made in accordance with
Section 11.07(b).


                  2.02 Voluntary Reduction of Commitments. Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the unutilized Total Commitment; provided, that (x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Commitment of each of the Banks and (y) any partial reduction pursuant to this
Section 2.02 shall be in the amount of at least $1,000,000.

                  2.03 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment (and the Commitment of each Bank) shall be terminated on June 30, 1997 unless the initial incurrence of Loans shall have been made on or prior to such date.

                  (b) The Total Commitment shall be terminated on the Maturity Date.

                  (c) On the third Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the Cash Proceeds from any Asset Sale, the Total Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds then received from such Asset Sale provided that if any such Asset Sale has been consummated by a Regulated Insurance Company and such Regulated Insurance Company may not dividend the Net Cash Proceeds thereof to VIK and/or the Borrower without first obtaining specific regulatory approval for the payment of extraordinary dividends, then (to the extent a written application or request for such approval has been made and the foregoing is certified in writing to the Administrative Agent by the Borrower) such Total Commitment reduction will not be required to be made until the third Business Day following the obtaining of such specific regulatory approval (or if earlier, the date such Regulated Insurance Company is first permitted to make dividends under applicable law without such specific regulatory approval in an aggregate amount equal to such Net Cash Proceeds), the Borrower hereby agreeing to cause each such Regulated Insurance Company to make all reasonable efforts to obtain such specific regulatory approval as promptly as possible.

                  (d) On the third Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the cash proceeds from any material reinsurance transactions outside the ordinary course of business, the Total Commitment shall be permanently reduced by an amount equal to 100% of the Surplus Increase resulting therefrom provided that if any such material reinsurance transaction has been consummated by a Regulated Insurance Company and such Regulated Insurance Company may not dividend the net cash proceeds thereof to VIK and/or the Borrower without first obtaining specific regulatory approval for the payment of extraordinary dividends, then (to the extent a written application or request for such approval has been made and the foregoing is certified in writing to the Administrative Agent by the Borrower) such Total Commitment reduction will not be required to be made until the Business Day following the obtaining of such specific regulatory approval (or if earlier, the date such Regulated Insurance Company is first permitted to make dividends under applicable law without such specific regulatory approval in an aggregate amount equal to such net cash proceeds), the Borrower hereby agreeing to cause each such Regulated Insurance Company to make all reasonable efforts to obtain such specific regulatory approval as promptly as possible.

                  (e) On the third Business Day following the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, the Total Commitment shall be permanently reduced by an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from (x) any sale or issuance of equity by the Borrower or any of its Subsidiaries (other than any issuance of common stock by the Borrower to the extent (i) issued in connection with the cash exercise of stock options or Management Securities issued to the employees or directors of the Borrower or its Subsidiaries, (ii) issued to make incentive payments under employment contracts or (iii) issued to fund the redemption of Existing Preferred Stock) or (y) the incurrence of indebtedness for borrowed money by the Borrower or any of its Subsidiaries (except to the extent permitted by Section
7.04 (other than clause (g) thereof) as in effect on the Effective Date).

                  (f) Each partial reduction of the Total Commitments pursuant to this Section 2.03 shall apply proportionately to reduce the Commitment of each Bank.

                  SECTION 3.  Payments.

                  3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by 12:00 Noon (New York time) two Business Days prior to the date of such prepayment (and which notice shall promptly be transmitted by the Administrative Agent to each of the Banks); (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $5,000,000 provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans (provided that at the Borrower's election, no portion of any such prepayment shall be required to be applied to Loans of Defaulting Banks).

                  3.02  Mandatory Prepayments.

                  (A)  Requirements:

                  (a) If on any date the sum of the aggregate outstanding principal amount of all Loans of all Non-Defaulting Banks exceeds the Adjusted Total Commitment as then in effect, the Borrower shall repay on such date the principal of Loans in an aggregate amount equal to such excess.

                  (b) If on any date the aggregate outstanding principal amount of all Loans of a Defaulting Bank exceeds its Commitment as then in effect, the Borrower shall repay on such date the principal of such Loans in an aggregate amount equal to such excess.

                  (B) Application: With respect to each prepayment of Loans required by this Section 3.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans and (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that no prepayment pursuant to Section 3.02(A) (a) shall be applied to any Loans of a Defaulting Bank. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                  3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  3.04 Net Payments. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits (or any franchise tax measured by or imposed on net income or net profits) of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or in which such other office with respect to which such payment is treated as "effectively connected" income for U.S. Federal income tax purposes is located) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of such Bank, in either case pursuant to the laws of the jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Bank, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Bank, and reimburse the Administrative Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

                  (b) Each Bank will notify the Borrower in writing if under applicable law and treaties as in effect on the Effective Date (if such Bank is an original signatory to this Agreement) or on the date of any assignment pursuant to Section 11.12(b) (if such Bank becomes party hereto after the Effective Date) U.S. Federal income tax will be required to be withheld by the Administrative Agent or the Borrower with respect to such Person or any payments be made to such Person pursuant to this Agreement. Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or Section 11.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate representing that such non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will timely deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent such Bank has not provided to the Borrower U.S. Internal Revenue Service forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) to make additional payments to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04, the Borrower agrees to pay additional amounts and indemnify each Bank in the manner set forth in Section 3.04(a) in respect of any Taxes deducted or withheld by it as described in the immediately previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  SECTION 4.  Conditions Precedent.

                  4.01 Conditions Precedent to Effective Date. The obligation of the Banks to make Loans hereunder on the Effective Date is subject to the satisfaction of each of the following conditions at such time:

                  (a) Effectiveness; Notes. (i) This Agreement shall have been executed and delivered as provided in Section 11.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  (b) Opinions of Counsel. The Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Effective Date, from (i) Weil, Gotshal & Manges LLP, counsel for the Borrower, which opinion shall cover the matters contained in Exhibit C-1 hereto, (ii) Stephen J. Greenberg, Esq., general counsel for NNHC, which opinion shall cover the matters contained in Exhibit C-2 hereto, (iii) Johnson, Smith, Fence, Densborn, Wright & Heath, special Indiana counsel to VIK, which opinion shall cover the matters contained in Exhibit C-3 hereto, (iv) Stephen J. Greenberg, Esq., general counsel for VIK, which opinion shall cover the matters contained in Exhibit C-4 hereto and (v) White & Case, special counsel to the Banks, which opinion shall cover the matters contained in Exhibit C-4 hereto.

                  (c) Corporate Proceedings. (i) The Administrative Agent shall have received from each Credit Party a certificate, dated the Effective Date, signed by the President or any Vice-President of such Credit Party substantially in the form of Exhibit D hereto with appropriate insertions and deletions, together with (x) copies of the articles of incorporation, any certificate of designation, the by-laws, or other organizational documents, of such Credit Party, (y) the resolutions of such Credit Party, which shall be reasonably satisfactory to the Administrative Agent, and (z) in the case of the certificate of the Borrower, a statement that all of the applicable conditions set forth in Sections 4.01(g), (j), (l), (m), and (n) and Section 4.02(b) exist as of such date.

                  (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  (d) Plans; etc. There shall have been made available to the Administrative Agent copies, certified as true and correct by an appropriate officer of the Borrower, of:

                  (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements (other than wages paid to current employees in the ordinary course), with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

                  (ii) any material employment agreement with respect to the senior management of the Borrower or any of its Subsidiaries, including VIK and its Subsidiaries;

                  (iii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of the Borrower or any of its Subsidiaries;

                  (iv) all agreements evidencing, governing or relating to the 10% Convertible Subordinated Debentures; and

                  (v) all tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements") including any Tax Sharing Agreement between the Borrower and any of its Subsidiaries (including
         VIK);

all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, it being understood and agreed that the Plans and agreements set forth on Annex IX, the employment agreement, dated January 23, 1996, between HIC and Richard Haverland and the agreements and other documents set forth in Annex XI in the form specified therein) are in form and substance reasonably satisfactory to the Administrative Agent.

                  (e) Adverse Change, etc. From December 31, 1996 to the Effective Date, nothing shall have occurred (and neither the Banks nor shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under this Agreement or any other Credit Document, or on the ability of the Borrower to perform its obligations to them, or (ii) has, or is reasonably likely to have, a Material Adverse Effect.

                  (f) Litigation. No actions, suits or proceedings shall be pending or, to the knowledge of the Borrower, threatened (i) with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby (including the Acquisition) or (ii) which either the Administrative Agent or the Required Banks shall determine has, or is reasonably likely to have, (x) a Material Adverse Effect or (y) a material adverse effect on the rights or remedies of the Banks or Administrative Agent hereunder or under any other

Credit Document or on the ability of the any Credit Party to perform its obligations to them hereunder or under any other Credit Documents.

                  (g) Approvals, etc. All necessary governmental and material third party approvals, permits and material licenses in connection with the Acquisition shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of the Acquisition.

                  (h) Other Credit Documents. (x) VIK and NNHC shall have duly authorized, executed and delivered a Guaranty substantially in form of Exhibit E (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Guaranty"), which Guaranty shall be in full force and effect and (y) each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit F hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and each such pledgor shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

                  (i) Projected Financial Statements. Prior to the Effective Date, the Borrower and VIK shall have delivered, or shall have caused to be delivered, to the Administrative Agent, projected financial statements, if any, for (i) the Borrower and its Subsidiaries and (ii) VIK and its Subsidiaries, respectively, updating the projections, dated April 2, 1997, of such Persons previously delivered to the Administrative Agent reflecting the financial condition, income and expenses of the Borrower and its Subsidiaries and VIK and its Subsidiaries, as the case may be, after giving effect to the Transaction, which updates shall be reasonably satisfactory in form and substance to the Administrative Agent and the Banks.

                  (j) Fees. The Borrower shall have paid to the Administrative Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

                  (k) Acquisition. There shall have been delivered to the Administrative Agent all Acquisition Documents, as executed, certified as true and correct by an Authorized Officer of the Borrower, which Acquisition Documents shall be in form and substance reasonably satisfactory to the Administrative Agent (provided that the Acquisition Agreement dated as of February 13, 1997 (including the Exhibits A to G attached thereto) and Amendment No. 1 thereto, shall be deemed satisfactory to the Administrative Agent) and each of the conditions precedent to the consummation of the Acquisition as set forth in such Acquisition Documents shall have been satisfied or, if applicable, waived to the reasonable satisfaction of the Administrative Agent. Such Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Documents and all applicable laws.

                  (l) Preferred Stock. Prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent copies of the Preferred Stock, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Banks (it being understood and agreed that the draft of the Preferred Stock dated April 15, 1997 is in form and substance reasonably satisfactory to the Administrative Agent).

                  (m) Indebtedness. On the Effective Date and after giving effect to the consummation of the Acquisition, there shall be no outstanding Indebtedness of the Borrower and its Subsidiaries (including VIK and its Subsidiaries) except (x) Indebtedness pursuant to the 10% Convertible Subordinated Debentures, (y) Indebtedness set forth on Annex V and (z) Indebtedness incurred pursuant to this Agreement.

                  (n) 10% Convertible Subordinated Debentures. The 10% Convertible Subordinated Debentures shall have been amended to address, in a manner reasonably satisfactory to the Administrative Agent and the Banks, those matters set forth in Annex X.

                  (o) Other Agreements. (i) The Borrower shall have delivered, or shall have caused to be delivered, to the Administrative Agent and the Banks all changes and updates to all agreements listed on Annex XI, which changes and updates shall be reasonably satisfactory in form and substance to the Administrative Agent and the Banks.

                  (ii) The Borrower shall have delivered, or shall have caused to be delivered, to the Administrative Agent and the Banks (a) all changes and updates, if any, made to the actuarial valuation reports of (x) Tillinghast, dated June 30, 1995 and (y) Ernst & Young, as of year end 1995 and (b) all subsequent actuarial valuation reports provided in connection with insurance businesses of the Borrower and of VIK respectively, which changes and reports shall be reasonably satisfactory in form and substance to the Administrative Agent and the Banks.

                  (iii) The Borrower shall have entered into a Tax Sharing Agreement with each of its Subsidiaries.

                  (p) On the Effective Date, the Armco Debt shall have been repaid in full, together with all accrued and unpaid interest thereon, with the aggregate consideration paid to retire the Armco Debt not to exceed $15,000,000, of which no more than $11,000,000 shall be in cash.

                  (q) Capital Contribution. On the Effective Date, the Borrower shall have made a capital contribution to (i) VIK to be contributed by VIK to the VIK Insurance Subsidiaries in an aggregate amount equal to $32,500,000 and
(ii) VIK in an amount equal to (x) the full amount owing on the Effective Date pursuant to the Existing VIK Credit plus (y) that amount required to pay certain expenses of VIK, but in no event more than $40,000,000 in the aggregate (collectively, the "Capital Contribution").

                  (r) Redemption. On the Effective Date, the Redemption shall have been consummated in accordance with the Redemption Documents and all applicable laws, which Redemption Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and each of the conditions precedent to the consummation of the Redemption shall have been satisfied and not waived except with the consent of the Administrative Agent to the satisfaction of the Administrative Agent.

                  (s) Existing VIK Credit. (i) On the Effective Date, (i) the total commitments in respect of the Existing VIK Credit shall have been terminated, (ii) all loans and notes thereunder shall have been repaid in full, together with interest thereon, (iii) all letters of credit issued thereunder shall have been terminated, (iv) all other amounts (including premiums) owing pursuant to the Existing VIK Credit shall have been repaid in full, (v) all documents in respect of, and all guarantees with respect to, the Existing VIK Credit shall have been terminated and be of no further force and effect and (vi) all security interests in and Liens created pursuant to the Existing VIK Credit shall have been terminated and released, to the satisfaction of the Administrative Agent (the "Refinancing").

                  4.02 Conditions Precedent to Loans. The obligation of each Bank to make Loans (including in each case Loans made on the Effective Date) is subject, at the time of each such Loan, to the satisfaction of the following conditions:

                  (a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

                  (b) No Default; Representations and Warranties. At the time of the making of each Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loan, except to the extent that such representations and warranties expressly relate to an earlier date.

                  The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in Section 4.01 (as to the Loans made on the Effective Date) and/or 4.02 exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 4.01, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

                  SECTION 5. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

                  5.01 Corporate Status. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation in good standing or a duly formed partnership under the laws of the jurisdiction of its organization or formation and has the corporate power or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

                  5.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding obligation of each such Credit Party enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  5.03 No Violation. Neither the execution, delivery and performance by the Credit Parties of the Credit Documents nor compliance with the terms and provisions thereof, nor the consummation of the loan transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to, or as satisfied by, the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other material instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Charter or By-Laws of the Borrower or any of its Subsidiaries.

                  5.04 Litigation. Except as set forth on Annex IV hereto, there are no actions, suits or proceedings pending or to the knowledge of the Borrower threatened with respect to the Borrower or any of its Subsidiaries that have, or are reasonably likely to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Banks or the Administrative Agent or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents.

                  5.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized (i) to finance, in part, the purchase and/or redemption of the capital stock of VIK, including options and warrants in respect thereof, and/or the repayment of Indebtedness of VIK, all in connection with the consummation of the Acquisition and (ii) to pay certain fees and expenses arising in connection with the Transaction.

                  (b) No part of the proceeds of any Loan will be used to purchase or carry Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  5.06 Governmental Approvals. Except as disclosed on Annex VII hereto, or as has been obtained and are in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document provided that in order to exercise certain remedies provided in the Security Documents the Administrative Agent, Collateral Agent and/or the Banks may need to obtain the consent of the Applicable Regulatory Insurance Authority.

                  5.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by the Borrower or any such Subsidiary in writing to any Bank pursuant to this Agreement will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided (it being understood that interim financial statements will not contain footnotes and will be subject to ordinary year-end adjustment). The projections and pro forma financial information prepared by the Borrower which are contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower which has, or is reasonably likely to have, a Material Adverse Effect which has not theretofore been disclosed to the Banks or to the Administrative Agent on behalf of the Banks.

                  5.08 Financial Condition; Financial Statements. (a) On and as of the Effective Date on a pro forma basis after giving effect to the Acquisition and to all Indebtedness incurred and to be incurred, and Liens created, and to be created, by the Borrower and its Subsidiaries in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (ii) the Borrower will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this Section 5.08, "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) (i) The consolidated balance sheet of (x) the Borrower and its Subsidiaries at December 31, 1996 and the related consolidated statements of income and cash flows for the fiscal period ended as of said date, which have been examined by KPMG Peat Marwick LLP, independent certified public accountants and (y) VIK and its Subsidiaries at December 31, 1996 and the related consolidated statements of income and cash flows for the fiscal period ended as of said date and (ii) the pro forma (after giving effect to the Acquisition and the related financings thereof) consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1996, copies of each of which have heretofore been furnished to each Bank, present fairly in all material respects, the consolidated financial position of the respective entities at the dates of said statements and their results of operations for the periods covered thereby, subject to normal year end audit adjustments in the case of the VIK financial statements (or, in the case of the pro forma balance sheet, presents a good faith estimate of the consolidated pro forma financial condition of the Borrower and its Subsidiaries after giving effect to the Acquisition and the related financings thereof at the date thereof). All such financial statements (other than the aforesaid pro forma balance sheets) have been prepared in accordance with GAAP and practices consistently applied except to the extent provided in the notes to said financial statements. Except for (i) the downgrading by A.M. Best of its rating of VIK to "B-", (ii) the Texas Rebate Issues and (iii) the increase in liabilities arising from the incurrence of Indebtedness hereunder, nothing has occurred since December 31, 1996 that has had a Material Adverse Effect.

                  (c) Except as fully reflected in the financial statements and the notes thereto described in Section 5.08(b), there were as of the Effective Date (after giving effect to the Loans made on such date), no material Contingent Obligations, contingent liability (other than with respect to the Texas Rebate Issues) or (except as incurred in the ordinary course of business) liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, interest rate or foreign currency swap or exchange transaction with respect to the Borrower or any of its Subsidiaries which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole.

                  (d) From March 31, 1996 through the Effective Date, the Borrower and its Subsidiaries made no investments in or advances to Highlands U.K.

                  5.09 Security Interests. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Additional Security Documents Collateral may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent for the benefit of the Secured Creditors. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.

                  5.10 Representations and Warranties in Acquisition Documents. All representations and warranties of the Borrower set forth in any of the Acquisition Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  5.11 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all material Federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any taxing or other governmental authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Except as provided in Annex XII, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

                  5.12 Compliance with ERISA. Annex VIII sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (other than a Multiemployer Plan) (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan (other than a Multiemployer Plan) has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans (other than a Multiemployer Plan) exceeds $1,000,000; no Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan pursuant to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than a Multiemployer Plan) (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of

ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof would not exceed an amount which could reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code and any failure to so comply would not result in a material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect on the ability of the company to perform its obligations under this Agreement.

                  5.13 Subsidiaries. Annex III hereto lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Effective Date but after giving effect to the Acquisition. The Borrower will at all times own directly or indirectly the percentages specified in said Annex III of the outstanding capital stock of all of said entities except to the extent otherwise permitted pursuant to Section 7.02.

                  5.14 Intellectual Property, etc. The Borrower and each of its Subsidiaries have obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted and as proposed to be conducted.

                  5.15 Compliance with Statutes. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws), except such noncompliance as is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

                  5.16 Labor Relations; Collective Bargaining Agreements. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

                  5.17 Acquisition. On and as of the Effective Date, (i) all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Acquisition, or otherwise required in connection with the Acquisition, will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto will have been obtained) and (ii) the Acquisition shall have been consummated in accordance with the respective Acquisition Documents and in compliance with all applicable laws.

                  5.18 Properties. The Borrower and each of its Subsidiaries has good and marketable title to all properties owned by them, free and clear of all Liens other than Permitted Liens.

                  5.19 10% Convertible Subordinated Debentures. The subordination provisions contained in the 10% Convertible Subordinated Debentures are enforceable against the Borrower and the holders of the 10% Convertible Subordinated Debentures and all Obligations are within the definition of "Senior Indebtedness" included in such subordination provisions.

                  SECTION 6. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (except Obligations which by the terms hereof survive payment in full of the Loans and termination of this Agreement) have been paid in full:

                  1.061 Information Covenants. The Borrower will furnish to each of the Banks:

                   (a) Annual Financial Statements. (i) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower,
(x) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year and (y) the consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of such fiscal year and the related consolidating statements of income, of stockholders' equity and of cash flows for such fiscal year; in each case prepared in accordance with GAAP and setting forth comparative figures for the preceding fiscal year, and, in the case of such consolidated financial statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, nothing came to the attention of such accounting firm which would lead it to believe that any Default or Event of Default as they relate to accounting matters has occurred and is continuing or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

    (ii) As soon as available and in any event within 60 days after the close of each fiscal year of each Regulated Insurance Company, the Annual Statement of such Regulated Insurance Company (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Regulatory Insurance Authority, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of such Regulated Insurance Company stating that such Annual Statement presents fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

                 (iii) As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the Annual Statement of the HIC Insurance Subsidiaries and the VIK Insurance Subsidiaries, each on a combined basis (prepared in accordance with SAP), for such fiscal year and as filed with the Applicable Regulatory Insurance Authority, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of the Borrower stating that such Annual Statement presents fairly in all material respects the combined financial condition and results of operations of such insurance companies in accordance with SAP.

                  (iv) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each Regulated Insurance Company (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Regulatory Insurance Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Regulatory Insurance Authority).

                  (b) Quarterly Financial Statements. (i) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (x) the consolidated balance sheet of the Borrower and its

Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and (y) the consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of such fiscal quarter and the related consolidating statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; in each case setting forth comparative figures for the related periods in the prior fiscal year, and all of which shall be prepared in accordance with GAAP and certified by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end adjustments.

         (ii) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of each Regulated Insurance Company, Quarterly Statements of such Regulated Insurance Company (prepared in accordance with SAP) for such fiscal period and as filed with the Applicable Regulatory Insurance Authority, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of such Regulated Insurance Company stating that such financial statements present fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

                 (iii) As soon as available and in any event within 90 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, Quarterly Statements of the HIC Insurance Subsidiaries and the VIK Insurance Subsidiaries, each on a combined basis (prepared in accordance with SAP), for such fiscal period and as filed with the Applicable Regulatory Insurance Authority, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of the Borrower stating that such financial statements present fairly in all material respects the combined financial condition and results of operations of such insurance companies in accordance with SAP.

                   (c) Financial Plans, etc. Not more than 60 days after the commencement of each fiscal year of the Borrower, a financial plan of the Borrower and its Subsidiaries in reasonable detail for each such fiscal year. Together with each delivery of financial statements pursuant to Section 6.01(a)(i) and (b)(i), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the plans required to be submitted pursuant to this clause (c) shall be presented.

                   (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a)(i) and (ii), (b)(i) and (ii), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of

Sections 7.07(a), 7.11, 7.12, 7.13, 7.14 and 7.15 as at the end of such fiscal year or quarter, as the case may be.

                   (e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document.

                   (f) Auditors' Reports. Promptly upon receipt thereof, a copy of each material report or "management letter" submitted to the Borrower or any of its Subsidiaries by their independent accountants or independent actuaries in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries.

                   (g) Actuarial Valuation. (i) Within 150 days of the start of each fiscal year, a report by an independent actuarial consulting firm of recognized national standing reviewing the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of each Regulated Insurance Company determined in accordance with SAP and stating an estimated amount of minimum reserves, it being agreed that in each case such independent firm will be provided access to or copies of all relevant valuations relating to the insurance business of each such Regulated Insurance Company in the possession of or available to the Borrower or its Subsidiaries and (ii) within 90 days of the start of each fiscal year a certification by an independent actuarial consulting firm of recognized national standing stating the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of each such Regulated Insurance Company determined in accordance with SAP.

                   (h) Other Regulatory Statements and Reports. Promptly, and without duplication in respect of any other reporting requirement, (A) after their becoming available, copies of any statutory financial statements that the Borrower or any Regulated Insurance Company periodically files with the Applicable Regulatory Insurance Authority (including all exhibits and schedules thereto), (B) after receipt thereof, copies of all regular and periodic reports of reviews or examinations (including, without limitation, triennial examinations and risk adjusted capital reports) of any Regulated Insurance Company that had been delivered to such Person by any Applicable Regulatory Insurance Authority, (C) after receipt thereof, written notice of any assertion by any Applicable Regulatory Insurance Authority as to a violation of any Legal Requirement by any Regulated Insurance Company which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document, (D) after receipt thereof, a copy of the final report to each Regulated Insurance Company from the NAIC for each fiscal year as to such Regulated Insurance Company's compliance or noncompliance with each of the NAIC Tests, (E) after receipt thereof, a copy of any new rating analysis by any rating agency for each Regulated Insurance Company, (F) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement to which a Regulated Insurance Company is a party to the extent such termination or cancellation may have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any Credit Document,
(G) and in any event within three Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any Regulated Insurance Company by any Applicable Regulatory Insurance Authority (other than any termination voluntarily effected by such Regulated Insurance Company), including any request by an Applicable Regulatory Insurance Authority which commits a Regulated Insurance Company to take or refrain from taking any material action or which otherwise materially affects the authority of such Regulated Insurance Company to conduct its business and (H) and in any event within three Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any state in which any Regulated Insurance Company is domiciled which could have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any Credit Document.

                   (i) ERISA. As soon as possible and, in any event, within ten
(10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Company has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) or ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to a Plan (other than a Multiemployer Plan) has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans exceeds $1,000,000; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan pursuant to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability to or on account of the termination of or withdrawal from a Plan under
Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a
Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan (other than a Multiemployer Plan) which liability is materially in excess of any such liability existing on the date hereof. Upon request, the Borrower will deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

                   (j) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to the holders (other than the Borrower and its Subsidiaries) of their capital stock or of any publicly issued Indebtedness in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

                  (k) Other Financial Statements. Not more than 30 days after the Effective Date the Borrower shall deliver to the Banks the consolidated balance sheet of VIK and its Subsidiaries at December 31, 1996 and the related consolidated statements of income and cash flows for the fiscal year ended as of said date which shall have been examined by KPMG Peat Marwick LLP, independent public accountants and which shall be in form and substance reasonably satisfactory to the Banks.

                  1.062 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit, upon at least two Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or the Required Banks to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and (to the extent arranged through the Borrower) their independent accountants and actuaries, if any, all at such reasonable times and during normal business hours and to such reasonable extent as the Administrative Agent or the Required Banks may request.

                  1.063 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

                  1.064 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

                  1.065 Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority; provided that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.05.

                  1.066 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applic-able restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not have a Material Adverse Effect or a material adverse effect on the ability of the Borrower or such Subsidiary to perform its obligations under any Credit Document.

                  1.067 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

                  1.068 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                  1.069 Compliance with Environmental Laws. (a) The Borrower will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by the Borrower or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Borrower or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, that neither the Borrower nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

                  6.10 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of its Subsidiaries that are not Regulated Insurance Companies or Subsidiaries of a Regulated Insurance Company to, grant to the Collateral Agent security interests and mortgages in such assets and properties of the Borrower and its Subsidiaries that are not Regulated Insurance Companies as are not covered by the original Pledge Agreement, and as may be requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Security Documents"), provided that no such Liens shall be required to be created in respect of any interest in any asset unless such asset has a fair market value of more than $750,000. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and liens superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) The Borrower will, and will cause each of its Subsidiaries that are not Regulated Insurance Companies or Subsidiaries of a Regulated Insurance Company to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 6.10 has been complied with.

                  (c) The Borrower agrees that each action required above by this Section 6.10 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Required Banks or required to be taken by the Borrower and its Subsidiaries pursuant to the terms of this Section 6.10.

                  6.11 Bermuda Opinion. No later than 30 days after the Effective Date, the Borrower shall deliver to the Administrative Agent an opinion from a reputable Bermuda counsel, addressed to the Administrative Agent and each of the Banks, which opinion shall cover matters incident to the pledge by the Borrower to the Administrative Agent of the stock of Highlands Limited and Highlands Overseas Limited.

                  SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations (except Obligations which by the terms hereof expressly survive the payment in full of the Loans and the termination of this Agreement) are paid in full:

                  1.071 Changes in Business. The Borrower will not (x) engage in any business other than the ownership of the capital stock of, and the provision of management and other services to, its Subsidiaries, including incidental and related activities, and (y) permit its Subsidiaries to substantively alter their business activities taken as a whole from the property and casualty business activities (including incidental or related activities) conducted by its Subsidiaries (after giving effect to the Acquisition) on the Effective Date.

                  1.072 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of property or assets in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (a) Consolidated Capital Expenditures by the Borrower and its Subsidiaries permitted by Section 7.17;

                  (b) The investments, acquisitions and transfers or dispositions of property permitted pursuant to Section 7.05;

                  (c) The merger, consolidation, liquidation or dissolution of any Wholly-Owned Subsidiary of the Borrower (other than VIK) with or into another Wholly-Owned Subsidiary of the Borrower or of any Parent Holding Company (other than VIK) into the Borrower, provided that no such merger or consolidation shall be permitted between a Regulated Insurance Company and a Non-Regulated Insurance Company;

                  (d) Any Regulated Insurance Company may enter into any Insurance Contract or Reinsurance Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that no Regulated Insurance Company shall enter into any transaction resulting in Surplus Relief;

                  (e) The Borrower or any of its Subsidiaries may sell or otherwise dispose of any property or assets for cash provided that (i) Net Cash Proceeds from all sales and or dispositions permitted by this clause (e) shall not exceed $15,000,000 in the aggregate and (ii) no portion of the capital stock or other equity interests of any Subsidiary may be so sold or disposed of unless all of such capital stock and/or equity interests held by the Borrower and its Subsidiaries are sold or disposed of pursuant to the same transaction); and

                  (f) The Borrower and its Subsidiaries may acquire assets constituting all or any portion of a business, business unit, division or product line of any Person not already a Subsidiary of the Borrower or capital stock of any such Person (including any such acquisition by way of a merger or consolidation) (any such acquisition permitted by this clause (f), a "Permitted Acquisition"), so long as (i) the only consideration paid by the Borrower and its Subsidiaries in respect of such Permitted Acquisitions consists of (w) cash in an amount not to exceed (A) within the eighteen months immediately following the Effective Date, $2,500,000 in the aggregate and thereafter (B) $7,500,000 in the aggregate less amounts expended pursuant to (A) above, (x) common stock in value not to exceed $30,000,000 in the aggregate, (y) paid in kind preferred stock with a liquidation value not in excess of (A) $15,000,000 less (B) amounts expended pursuant to
         (z) herein, and which preferred stock shall be in form and substance reasonably satisfactory to the Required Banks and (z) paid in kind subordinated debt not to exceed $5,000,000 in the aggregate and in form and substance reasonably satisfactory to the Required Banks and (ii) no Default or Event of Default then exists (both before and after giving effect to any such Permitted Acquisition).

                  1.073 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                  (a) Liens for taxes, assessments and governmental charges, claims or levies not yet due or Liens for taxes, assessments and governmental charges, claims or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (b) Liens in respect of property or assets of any of the Borrower's Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary and (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Liens created by this Agreement or the other Credit Documents;

                  (d) Liens in existence on, or subsequently created pursuant to commitments in existence on, the Effective Date which (x) are listed, and the property subject thereto on the Effective Date described, in Annex IX, and any extensions or renewals thereof (provided that (i) the securities subject to any such Lien may be replaced by other securities of no greater principal amount and (ii) no such extension or renewal will increase the obligations secured thereby or result in any such Lien attaching to any additional property) or (y) are otherwise permitted under this Section 7.03;

                  (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.08;

                  (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance Agreements, retrocession agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (h) Easements, rights-of-way, restrictions defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) Liens arising from UCC financing statements regarding leases not in violation of this Agreement;

                  (j) Liens on pledges or deposits of cash or securities made by any Regulated Insurance Company as a condition to obtaining or maintaining any licenses issued to it by any Applicable Regulatory Insurance Authority;

                  (k) Liens incurred in connection with the acquisition of property or assets after the Effective Date and attaching only to the property or assets being acquired, provided that the Indebtedness secured by such Liens (x) is non-recourse to the Borrower and/or any of its Subsidiaries generally or to any other property and (y) does not exceed 100% of the fair market value of such property or assets at the time of acquisition thereof;

                  (l) Liens on property or assets of a Person existing at the time such Person is first acquired and becomes a Subsidiary of the Borrower as permitted by this Agreement, provided that (x) any such Liens were not created in contemplation of such acquisition and do not extend to or cover any property or assets other than specific property and assets of the Person being acquired, (y) such Person continues as a separate Subsidiary of the Borrower and is not merged or consolidated with the Borrower or any other Subsidiary and (z) the Indebtedness secured by any such Liens remains the obligation of such Person and is not assumed or guaranteed by the Borrower or any of its other Subsidiaries;

                  (m) Liens securing Indebtedness expressly permitted under
         Section 7.04(b); and

                  (n)  Liens created pursuant to the Cash Collateral Account.

                  1.074 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness owing by (i) any Wholly-Owned Subsidiary of the Borrower (other than VIK) to another Wholly-Owned Subsidiary of the Borrower provided that no loans or advances shall be permitted by this clause (b) between a Regulated Insurance Company and a Non-Regulated Insurance Company, (ii) the

         Borrower to any of its Subsidiaries representing advance payments made by such Subsidiaries under Tax Sharing Agreements and (iii) the Indebtedness owing by the Borrower which is evidenced by the Demand Note;

                  (c) Indebtedness represented by the 10% Convertible Subordinated Debentures;

                  (d) Obligations of a Regulated Insurance Company with respect to letters of credit issued under letter of credit facilities and (i) securing obligations under Reinsurance Agreements entered into in the ordinary course of business of any such Regulated Insurance Company or
         (ii) issued in lieu of deposits to satisfy Legal Requirements, in any case to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 10 days following receipt by such Regulated Insurance Company of notice of payment on such letter of credit;

                  (e) Indebtedness of the Borrower and Regulated Insurance Companies under Interest Rate Agreements entered into in the ordinary course of business consistent with past practices (in the case of Regulated Insurance Companies) and for bona fide hedging purposes and not for speculation purposes, in an aggregate notional amount not to exceed $65,000,000 at any time;

                  (f) Indebtedness consisting of currency hedging arrangements entered into by any Regulated Insurance Company in respect of its (i) assets or (ii) obligations, as the case may be, denominated in a foreign currency to the extent in excess of its (a) obligations or (b) assets, respectively, denominated in such foreign currency;

                  (g) Indebtedness the net cash proceeds of which are applied to reduce the Commitments as provided in Section 2.03(e) provided that such Indebtedness (i) shall be permitted under the 10% Convertible Subordinated Debentures and (ii) shall be subordinate to the Indebtedness incurred under this Agreement on a basis, and shall otherwise be upon terms and conditions, reasonably satisfactory to the Required Banks;

                  (h) Indebtedness of the Borrower to any Non-Regulated Insurance Company that is a Subsidiary provided that such Indebtedness shall be subordinate to the Indebtedness incurred under this Agreement on a basis, and shall otherwise be upon terms and conditions, reasonably satisfactory to the Required Banks;

                  (i) Indebtedness secured by Liens permitted by Sections 7.03(k) and/or (l);

                  (j) Indebtedness under reimbursement obligations in respect of letters of credit issued to guaranty or support the payment of performance bonds, workers' compensation claims, insurance claims (including, without limitation, obligations to fund securities industry insurance companies in which any Subsidiary participates) and contested appeals and compliance with operational and regulatory obligations incurred in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000; and

                  (k) Other Indebtedness not to exceed an aggregate principal amount at any time outstanding of $5,000,000.

                  1.075 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                  (a) The Borrower or any of its Subsidiaries may invest in cash, Cash Equivalents and Investment Grade Securities (other than investments which are Risk Derivatives) (determined at the time of acquisition); provided that (x) investments by Regulated Insurance Companies shall not breach clause (d) below and (y) any investment in Investment Grade Securities (other than U.S. Government Obligations) issued by any single issuer shall not exceed on the date such investment is made an amount which, when added to all other investments by the Borrower and its Subsidiaries in such issuer and outstanding on such date, is equal to 4% of Invested Assets at such time;

                  (b) The Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (c) Loans and advances constituting intercompany Indebtedness permitted under Section 7.04(b) and/or (h) shall be permitted;

                  (d) Regulated Insurance Companies may invest in securities to the extent permitted by the Applicable Regulatory Insurance Authority provided that (A) no investment will be made in (i) any debt securities which are Non-Investment Grade Securities or (ii) any equity securities, at a time when, or if after giving effect thereto, the aggregate principal amount of all Non-Investment Grade Securities held by all Regulated Insurance Companies plus the aggregate outstanding investment made by all Regulated Insurance Companies in equity securities (other than securities of Persons which are Affiliates of the Borrower on the Effective Date) equal or exceed or would equal or exceed 5% of Invested Assets; (B) no investment will be made in any real estate or loan secured by real estate (other than (x) collateralized mortgage obligations and (y) (I) credit tenant loans (as defined by NAIC on the Effective Date), (II) those existing on the Effective Date (without giving effect to any increase thereto), (III) loans secured by owner-occupied real estate, if made at a time when, and if after giving effect thereto, the aggregate of all such investments in mortgage loans referred to in (y) does not exceed, and would not exceed, 1% of Invested Assets); and (C) no investment (other than U.S. Government Obligations) in any single issuer shall exceed on the date such investment is made an amount which, when added to all other investments by all Regulated Insurance Companies in the same issuer and outstanding on such date, is equal to the Applicable Investment Percentage;

                  (e) Any Regulated Insurance Company may make investments in companies which are Wholly-Owned Subsidiaries of such Person to the extent that any such investment, at the time made, does not reduce Statutory Earnings or Statutory Surplus;

                  (f) Investments existing on the Effective Date and identified on Annex VI, Part I;

                  (g) Regulated Insurance Companies may make other investments pursuant to commitments in effect as of the Effective Date and described (as to matter and amount) on Annex VI, Part II;

                  (h) Investments acquired by the Borrower or any of its Subsidiaries (x) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or (y) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (i) Investments of the Borrower and Regulated Insurance Companies in Interest Rate Agreements as permitted by Section 7.04(e);

                  (j) The Borrower and its Subsidiaries may make loans and advances in to their respective employees so long as the aggregate principal amount thereof at any time outstanding shall not exceed $5,000,000;

                  (k) The Borrower may make equity contributions on or after the Effective Date to any Subsidiaries (except LMI Insurance Company and Highlands U.K.) in an aggregate amount for all such contributions not to exceed at the time of making any such contribution (i) $10,000,000 (but in no event will such contribution be more than $9,000,000 in the case of a contribution to VIK on the Effective
         Date) plus (ii) an amount equal at such time to 50% of the combined statutory income of the Regulated Insurance Companies that are direct Subsidiaries of the Borrower, VIK or any Parent Holding Company, on a cumulative basis from July 1, 1997 to such time;

                  (l)    The Acquisition shall be permitted;

                  (m)    The Capital Contribution shall be permitted; and

                  (n)    Permitted Acquisitions.

                  1.076 Prepayments of Indebtedness, Modifications of Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

                  (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of the 10% Convertible Subordinated Debentures, except upon the conversion thereof in accordance with their terms so long as no cash payments are made in connection with such conversion (except for cash payments in lieu of accrued interest and fractional shares);

                  (b) amend or modify (or permit the amendment or modification of) any of the terms or provisions of the 10% Convertible Subordinated Debentures, any of the Acquisition Documents or any of the Redemption Documents without the consent of the Required Banks, which consent shall not be unreasonably withheld;

                  (c) amend, modify or terminate (or permit the amendment, modification or termination of) any Tax Sharing Agreement or any other Specified Contract without the prior written consent of the Required Banks if the effect of such modification or termination would be adverse to the interests of the Banks;

                  (d) amend, modify or change in any manner adverse to the interests of the Banks the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or by-laws of the Borrower or any of its Subsidiaries, or enter into any new agreement with respect to the capital stock of the Borrower or (to the extent adverse to the interests of the Banks) any of its Subsidiaries; and/or

                  (e) amend or modify (or permit the amendment or modification of any of the terms of) the Demand Note or the Cash Collateral Agreement without the consent of the Required Banks.

it being understood that no provision of this Section 7.06 or of Section 7.07 will prohibit redemptions of Management Securities held by their employees and permitted by Section 7.04(c) in an aggregate amount not to exceed $3,000,000, in each case, so long as no Default under Section 8.01 or Event of Default exists or would result therefrom.

                  1.077 Dividends, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

                  (i) any Subsidiary may pay dividends to its parent if such parent is the Borrower or a Subsidiary of the Borrower;

                  (ii) the Borrower may repurchase its Preferred Stock (x) with the proceeds of the issuance of common stock of the Borrower or (y) upon maturity pursuant to the terms of such Preferred Stock as in effect on the Effective Date provided that no Default or Event of Default exists or would result therefrom at the time of any such purchase;

                  (iii) the Borrower may from time to time pay dividends to the holders of the Preferred Stock or other permitted preferred stock pursuant to the terms thereof, provided that (x) such dividends are paid in kind and (y) no Default or Event of Default then exists or would exist immediately after giving effect thereto;

                  (iv) the Borrower may repurchase its common stock and/or options or warrants to purchase its common stock from directors, former directors, management or former management of the Borrower and its Subsidiaries in accordance with arrangements made with such directors or management, provided that (x) no Default or Event of Default exists at the time of any such purchase and (y) the aggregate amount expended by the Borrower after the Effective Date pursuant to this clause (iii) shall not exceed $3,000,000;

                  (v) the Borrower may repurchase shares of its common stock, or warrants, rights or options to acquire shares of its common stock, and may reissue and resell shares of its common stock, or warrants, rights or options to acquire shares of its common stock to its employees provided that the aggregate cash amount expended pursuant to this clause (v) shall not exceed $4,000,000; and

                  (vi) the Redemption shall be permitted.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or (d) guarantee the Obligations or (B) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (i) this Agreement, the other Credit Documents, (ii) Legal Requirements,
(iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (v) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement and (vi) Liens permitted under Section 7.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

                  1.078 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  1.079 Creation of Subsidiaries. The Borrower shall not create or acquire any Subsidiary other than (A) Regulated Insurance Companies (each a "RIC") which are direct Subsidiaries of the Borrower and 100% of the capital stock of which is pledged to the Collateral Agent pursuant to a Pledge Agreement, (B) Non-Regulated Insurance Companies which are not Subsidiaries of any Regulated Insurance Company and 100% of the capital stock of which is pledged to the Collateral Agent pursuant to a Pledge Agreement and (C) a RIC which shall be a direct Subsidiary of another RIC, provided that no more than 10% of the surplus of such other RIC is used to capitalize such Subsidiary.

                  7.10 Transactions with Highlands U.K. The Borrower will not, and will not permit any Subsidiary (other than Highlands U.K.) to, enter into any transactions or series of transactions with Highlands U.K. provided that such restriction shall not apply to the Borrower's ability to collect management and/or investment fees from Highlands U.K.

                  7.11 Leverage Ratio. The Borrower will not permit the ratio of
(i) Consolidated Indebtedness to (ii) Total Capital at any time to be greater than .31:1.

                  7.12 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio at the end of any quarter ending during any period set forth below to be less than the ratio set forth opposite such period below:

                  Period                                     Ratio
                  -------                                   -------
                  From the Effective Date to and
                     including December 31, 1999             2.00:1

                  Thereafter                                 2.50:1


                  7.13 Minimum Statutory Surplus. (a) The Borrower will not permit HIC, on a combined basis, to have during any period set forth below a Statutory Surplus of less than the amount set forth below:

                  Period                                       Amount
                 --------                                     --------
                  From the Effective Date
                     to and including December 31, 1997      $165,000,000

                  Thereafter                                 $185,000,000

                   (b) The Borrower will not permit VIK on a combined statutory basis to have at any time a Statutory Surplus of less than $100,000,000.

                  7.14 Minimum Risk-Based Capital. (a) The Borrower will not permit the Risk-Based Capital for any Subsidiary listed below to be less than the percentage set forth below opposite such Subsidiary:

                  Subsidiary                         Percentage
                  -----------                       ------------
                  HIC                                   275%

                  Northwestern National                 275%

         (b) The Borrower will not permit the ratio of (x) Total Adjusted Capital to (y) Authorized Control Level for any Subsidiary (other than HIC, Northwestern National and LMI) which is a Regulated Insurance Company to be less than 2.00:1.00 at any time.

                  7.15 Operating Leverage Ratio. The Borrower will not permit the Operating Leverage Ratio at the end of any fiscal quarter for (i) HIC, on a combined statutory basis, and (ii) VIK, on a combined statutory basis, in each case to be greater than 3.00 to 1.

                  7.16 Issuance of Stock. The Borrower will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except (i) to qualify directors if required by applicable law and (ii) pursuant to the Security Documents.

                  7.17 Consolidated Capital Expenditures. The Borrower will not permit Consolidated Capital Expenditures to exceed $3,000,000 in any fiscal year.

                  SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  1.081 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of (x) any interest on the Loans, (y) any Fees or (z) after notice thereof to the Borrower, if and to the extent required in such Credit Document, any other amounts owing hereunder or under any other Credit Document; or

                  1.082 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  1.083 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.08, 6.10 or 7, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (i) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days; or

                  1.084 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 8.04 unless the aggregate amount of all Indebtedness referred to in clause (a)(i) above exceeds $2,000,000 at any one time; or

                  1.085 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or any such proceeding is commenced against
(a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States, or (b) the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)) to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (b) the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)) suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its

Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  1.086 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67, or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  1.087 Security Documents. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent any of the material Liens purported to be created thereby in favor of the Collateral Agent for the benefit of the Secured Creditors or (b) the Borrower shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue unremedied for a period beyond the grace period, if any, provided in such Security Document for such default; or

                  1.088 Judgments. One or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (not paid or fully covered by insurance) of $2,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 45 days from the entry thereof or, in the case of a default judgment, 45 days from the date the Borrower obtains notice thereof; or

                  1.089 Reserve Adequacy. A reserve adequacy report delivered pursuant to Section 6.01(g) indicates that the Borrower and its Subsidiaries shall have reserves (net of reinsurance) of less than the higher of (a) the low end of the adequacy range set forth in such report, if a range is provided therein, and (b) 95% of the lower of (1) the midpoint of the adequacy range set forth in such report, if a range is provided therein and (2) the adequacy point estimate set forth in such report, if any; provided that if at the time of the delivery of any such report the Borrower and its Subsidiaries do not have reserves as provided above, no Event of Default shall occur under this Section
8.09 until the 60th day after the delivery of such report and then only if the Borrower and its Subsidiaries have failed to comply with the foregoing requirement within such 60-day period; or

                  8.10 Ownership. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) enforce, as Administrative Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to, and in accordance with, the Security Documents.

                  SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Acquisition" shall mean the acquisition by the Borrower of VIK through the merger of a newly formed Wholly-Owned Subsidiary of the Borrower with and into VIK whereby VIK shall become a Wholly-Owned Subsidiary of the Borrower and the insurance subsidiaries shall remain direct Wholly-Owned Subsidiaries of the Borrower or direct or indirect Wholly-Owned Subsidiaries of VIK, as the case may be, effected pursuant to and in accordance with the Acquisition Documents.

                  "Acquisition Agreement" shall mean the Amended and Restated Agreement and Plan of Merger, dated as of February 13, 1997 between the Borrower, Highlands Acquisition Corp and VIK, as amended by Amendment No. 1, dated as of March 10, 1997, each in the form delivered pursuant to Section 4.01(k) and as the same may be amended or modified pursuant to the terms therein and hereof.

                  "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition including the Exhibits to the Acquisition Agreement, in the form delivered pursuant to Section 4.01(k) and as the same may be amended or modified pursuant to the terms therein and hereof.

                  "Additional Security Documents" shall have the meaning provided in Section 6.10.

                  "Adjusted Total Commitment" shall mean, at any time (x) the Total Commitment less (y) the aggregate Commitments of Defaulting Banks.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Maximum Dividends Available" shall mean, for any period, the sum of the Maximum Dividends Available for each Regulated Insurance Company which is a direct Subsidiary of the Borrower, VIK or a Parent Holding Company.

                  "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

                  "Annual Statement" shall mean the annual financial statement required to be filed by any Regulated Insurance Company with the Applicable Regulatory Insurance Authority.

                  "Applicable Investment Percentage" shall mean, for any issuer, for any day, a percentage determined on the basis of the S&P Equivalent Rating for the securities of such issuer (or if higher, of any entity fully guaranteeing such securities) on such date, as follows:

========================================================================

S&P Equivalent Rating                    Then the Applicable Investment
                                         Percentage shall be:
------------------------------------------------------------------------
AAA- or Higher                                      4%
AA+, AA or AA-                                      3%
A+, A or A-                                         2%
BBB+ or Lower                                       1%
======================================== ===============================

                  "Applicable Percentage" shall mean, with respect to Base Rate Loans or Eurodollar Loans, as the case may be, (i) from the Effective Date through the date on which Section 6.01 Financials of the Borrower for the fiscal quarter ending June 30, 1997 (the "First Section 6.01 Financials") are delivered to the Banks, 0.00% and 1.00%, respectively, and (ii) upon receipt of Section
6.01 Financials for each fiscal quarter commencing with the First Section 6.01 Financials and a certificate of an Authorized Officer of the Borrower setting forth the Quarter End Ratio as of the end of such quarter, the applicable percentage set forth below based upon the respective quarter end Quarter End
Ratio:

  Quarter End                                                Base Rate      Eurodollar
  Ratio                                                        Loans           Loans
  -----------                                                ---------      ----------
  (greater than) 6.00:1                                        0.50%           1.50%

  (Less than or equal to) 6.00:1 but (greater than) 5.00:1     0.25%           1.25%

  (Less than or equal to) 5.00:1 but (greater than) 3.50:1     0.00%           1.00%

  (Less than) 3.50:1                                           0.00%            .75%

provided that (A) if any Section 6.01 Financials of the Borrower for any fiscal quarter or year are not delivered within 50 days of such quarter or year end (the "Late Section 6.01 Financials") and such Late Section 6.01 Financials when delivered establish that the Applicable Percentages would be increased as provided above on the delivery date of such Financials then the Applicable Percentages shall be increased retroactively to such fiftieth day and (B) if the Borrower shall have made any interest payment during the period prior to the actual date of delivery of such Late Section 6.01 Financials based upon the lower Applicable Percentage in effect prior to such delivery, the Borrower shall pay as additional interest an amount which equals the difference between the amount of interest which would otherwise have been paid if the Late Section 6.01 Financials were delivered on such fiftieth day and the amount of such interest so paid, which supplemental interest payment shall be due and payable on the Business Day following the date of delivery of the Late Section
6.01 Financials.

                   "Applicable Regulatory Insurance Authority" shall mean, when used with respect to any Regulated Insurance Company, the Superintendent of Insurance, insurance commission or similar administrative authority or agency located in (x) each state in which such Regulated Insurance Company is domiciled or incorporated or (y) to the extent validly asserting regulatory jurisdiction over such Regulated Insurance Company, the Superintendent of Insurance or insurance commission in each state in which such Regulated Insurance Company is licensed, and shall include any U.S. Federal insurance regulatory department, authority or agency that may be created and that validly asserts regulatory jurisdiction over such Regulated Insurance Company.

                   "Armco" shall mean Armco Inc., an Ohio corporation.

                   "Armco Debt" shall mean the amounts owing to Armco in connection with the contingent commission payable by VIK to Armco under the Northwestern Sale Agreement.

                   "Asset Sale" shall mean the sale, transfer or other disposition by the Borrower or any Subsidiary to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset of the Borrower or such Subsidiary (other than (i) sales, transfers or other dispositions in the ordinary course of business (including any such sales or transfers of securities and investments included in or constituting the investment portfolios of the Regulated Insurance Companies) and (ii) sales, transfers or other dispositions permitted pursuant to Section 7.02(e)).

                   "Assignment Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto.

                   "Authorized Control Level" shall mean "Authorized Control Level Risk Based Capital" as defined by the NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC (or any term substituted therefor by the NAIC).


                   "Authorized Officer" shall mean any senior officer of the Borrower or a Regulated Insurance Company, as the case may be, designated as such in writing to the Administrative Agent by the Borrower to the extent reasonably acceptable to the Administrative Agent.

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                   "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or
(ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01, including in each case as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

                   "Bankruptcy Code" shall have the meaning provided in
Section 8.05.

                   "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

                   "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrower Pledge Agreement" shall have the meaning provided in
Section 4.01(h)(i).

                   "Borrowing" shall mean the incurrence of one Type of Loan hereunder by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                   "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Contribution" shall have the meaning provided in
Section 4.01(q).

                   "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                   "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                   "Cash Collateral Account" shall mean the cash collateral account (which shall be at all times satisfactory to the Administrative Agent) established by the Borrower pursuant to the Demand Note to hold deposits of U.S. Government Obligations to secure the payment of the principal of and interest on the Demand Note.

                   "Cash Collateral Agreement" shall mean the Security Agreement, dated April 30, 1997 among the Borrower, LMI Insurance Company and Bank One, Texas, N.A., as Agent.

                   "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of
(x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition and (iii) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition.

                   "Cash Flow" shall mean the sum (without duplication) of (i) the Aggregate Maximum Dividends Available for such period plus (ii) Net Tax Sharing Payments made to the Borrower during such period less investments made in VIK and its Subsidiaries (other than the Capital Contribution plus any equity contribution made to VIK on the Effective Date as permitted pursuant to Section 7.05(k)) during such period.

                   "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

                   "CF Percentage" shall mean (x) at any time when the Applicable Percentage for Base Rate Loans is more than zero, .375% and (y) at any time when the Applicable Percentage for Base Rate Loans is zero, .250%, provided that if the Applicable Percentage applicable to Base Rate Loans is at any time retroactively increased from zero to a percentage greater than zero, as provided in the definition of Applicable Percentage, then the CF Percentage shall be retroactively increased for the same period and the payment of the Commitment Fee resulting from such increase shall be payable at the same time as would be payable any increased interest resulting from such increase to the Applicable Percentage (whether or not any Base Rate Loans are then outstanding).

                   "Change of Control" shall mean (i) any "Change of Control" as such term is defined in the 10% Convertible Subordinated Debentures, (ii) any "Person" or "group" (other than IP and its affiliates) (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act), is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the 1934 Act), directly or indirectly, of 25% or more on a fully diluted basis of the voting capital stock interests of the Borrower, (iii) IP and its affiliates shall cease to own (x) at least 30% on a fully diluted basis of the capital stock of the Borrower, or (y) to the extent diluted as a result of new issuances of capital stock, 25% on a fully diluted basis of the capital stock of the Borrower or (iv) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

                   "Chase" shall mean The Chase Manhattan Bank.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

                   "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                   "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Commitment," as the same may be (x) reduced or terminated pursuant to Section 2.02 and 2.03 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 and/or 11.04.

                  "Commitment Fee" shall have the meaning provided in Section 2.01(a).

                   "Consolidated Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person and its Subsidiaries which would be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person and its Subsidiaries.

                   "Consolidated Indebtedness" shall mean, at any time, the Loans and all other indebtedness for borrowed money of or guaranteed by the Borrower at such time determined in accordance with GAAP.

                   "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

                   "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date, but excluding in any event (i) goodwill and (ii) any adjustment resulting from the application with FASB 115.

                   "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                   "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                   "Credit Documents" shall mean this Agreement, the Notes, the Guaranty and the Security Documents.

                   "Credit Party" shall mean the Borrower, VIK and each other Subsidiary party to the Security Documents.

                   "D&P" shall mean Duff & Phelps and its successors.

                   "Default" shall mean any event, act or condition which solely with notice or lapse of time, or both, would constitute an Event of Default.

                   "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                   "Demand Note" shall mean that certain note dated April 30, 1997, issued by the Borrower in favor of LMI Insurance Company in an aggregate principal amount of $5,000,000, the principal of and interest on such note to be paid from the Cash Collateral Account.

                   "Dividends" shall have the meaning provided in Section 7.07.


                  "Effective Date" shall mean the date on which the initial Loans are made.

                   "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited" investor (as defined in SEC Regulation D).

                   "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, legally binding code, policy or rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                   "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                   "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                   "Eurodollar Rate" shall mean with respect to each Interest Period (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                   "Event of Default" shall have the meaning provided in
Section 8.

                   "Existing Preferred Stock" shall mean that preferred stock of the Borrower and its Subsidiaries which remain outstanding on the Effective Date after giving effect to the consummation of the Acquisition.

                   "Existing VIK Credit" shall mean the credit facility under the credit agreement, dated as of April 7, 1995 and as amended and restated as of March 22, 1996, between VIK, the lenders party thereto and ING Capital (U.S.) Corporation, as in effect on the Effective Date.

                   "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                   "Financial Reinsurance Agreement" shall mean a reinsurance agreement covering any transaction in which any Regulated Insurance Company cedes business that does not meet the conditions for reinsurance accounting as provided by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 113, as the same may be revised, replaced, or supplemented from time to time.

                   "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

                   "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof or therein of and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   "Guaranty" shall have the meaning provided in Section 4.01(h)(i).

                   "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

                  "HIC" shall mean Highlands Insurance Company, a Texas corporation.

                   "HIC Insurance Subsidiaries" shall mean collectively HIC and each of its Subsidiaries which are insurance companies.

                  "Highlands Acquisition Corp." shall mean Highlands Acquisition Corp., a Delaware corporation.

                  "Highlands Limited" shall mean Highlands Limited, a Bermuda corporation.

                  "Highlands Overseas Limited" shall mean Highlands Overseas Limited, a Bermuda corporation.

                   "Highlands U.K." shall mean Highland Insurance Company (U.K.) Limited, a company incorporated under the laws of England.

                   "Indebtedness" of any Person shall mean without duplication
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables, accrued expenses and deferred taxes, in each case arising in the ordinary course of business.

                   "Insurance Business" shall mean one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

                   "Insurance Contract" shall mean any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement.

                   "Interest Coverage Ratio" shall mean, as at the end of any fiscal quarter, the ratio of (x) Cash Flow to (y) Consolidated Interest Expense for the Test Period then ended.

                   "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                   "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

                   "Invested Assets" shall mean, at any time, all the investments, taken as a whole, held by all Regulated Insurance Companies, valued at fair market value.

                   "Investment Grade Securities" shall mean and include (i) U.S. Government Obligations (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody's, Class (2) or higher by NAIC or the equivalent of such rating by S&P, Moody's, or NAIC, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries, and (iii) any fund investing exclusively in investments of the type described in clauses (i) and
(ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

                  "IP" shall mean, collectively, Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P.

                   "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                   "Legal Requirements" shall mean all applicable laws, rules, orders and regulations made by any legislature or government or any governmental body or regulatory authority (including, without limitation, any Applicable Regulatory Insurance Authority) having jurisdiction over the Borrower or a Subsidiary of the Borrower.

                   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                   "LMI Insurance Company" shall mean LMI Insurance Company, an Ohio corporation.

                   "Loan" shall have the meaning provided in Section 1.01.

                  "Management Securities" shall mean any of the following securities of the Borrower which have been issued to members of management of the Borrower: (i) 10% Convertible Subordinated Debentures and (ii) Common Stock Subscription Warrants, Series A, Series A-2, Series B and Series B-2.

                   "Margin Stock" shall have the meaning provided in Regulation
U.

                   "Material Adverse Effect" shall mean a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole and/or, in the case of Section 4.01(e), VIK and its Subsidiaries taken as a whole.

                  "Maturity Date" shall mean the fifth anniversary of the Effective Date.

                   "Maximum Dividends Available" shall mean for any period, for any Regulated Insurance Company ("RIC") that is a direct Subsidiary of the Borrower, VIK or any Parent Holding Company, its net income during such period ("Net Income") determined in accordance with SAP on a combined basis, if such RIC is permitted by the Applicable Regulatory Insurance Authority to pay dividends.

                   "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $1,000,000 and (ii) for Eurodollar Loans, $5,000,000.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                   "Multiemployer Plan" means a multiemployer plan (as such term is defined in Section 4001(a)(3) of ERISA).

                   "NAIC" shall mean the National Association of Insurance Commissioners or any successor organization thereto.

                   "NAIC Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as in effect from time to time.

                   "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) expenses of sale incurred in connection with such Asset Sale, and other fees and expenses incurred, and all state and local taxes paid or reasonably estimated to be payable, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), (ii) amounts of any distributions payable to holders of minority interests in the relevant Person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

                   "Net Premiums Written" shall mean, for any period, for any Person, determined in accordance with SAP, the aggregate amount of premiums written by such Person and its Subsidiaries during such period, as same would be shown on line 32, page 7, column 1 of the Annual Statement for such Person covering such period.

                   "Net Tax Sharing Payments" shall mean the aggregate amount of all payments made to the Borrower by any Subsidiary for the payment of the Borrower's Federal income taxes less the sum of (x) any such taxes paid by the Borrower and (y) any reimbursement payments made, or required to be made, by the Borrower to any Subsidiary with respect to any such payments.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

                   "Non-Investment Grade Securities" shall mean all debt securities or instruments that are not Investment Grade Securities.

                   "Non-Regulated Insurance Company" shall mean each Subsidiary of the Borrower which is not a Regulated Insurance Company provided each Non-Regulated Insurance Company must be a direct Subsidiary of the Borrower or of another Non-Regulated Insurance Company, except as set forth in Annex III.

                  "Northwestern National" shall mean Northwestern National Casualty Company, a Wisconsin corporation.

                  "NNHC" shall mean Northwestern National Holding Company, Inc. a Delaware corporation.

                   "Northwestern Sale Agreement" shall mean the Stock Purchase Agreement dated as of August 2, 1994 among Armco, Armco Financial Services Corporation and VIK, as in effect on the Effective Date.

                   "Note" shall have the meaning provided in Section 1.05(a).

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                   "Notice Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, NY 10081, Attention: Richard Bosek or such other office as the Administrative Agent may designate to the Borrower from time to time.

                   "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                   "Operating Leverage Ratio" shall mean as at the end of any fiscal quarter, the ratio of (x) Net Premiums Written for the Test Period then ended to (y) Statutory Surplus as at the end of such fiscal quarter; provided that (i) for the Test Period ending June 30, 1997, the Net Premiums Written for such Test Period shall be multiplied by 2 and (ii) for the Test Period ending September 30, 1997, the Net Premiums Written for such Test Period shall be multiplied by 4/3.

                   "Parent Holding Company" shall mean each Non-Regulated Insurance Company existing after giving effect to the Acquisition that operates essentially as a holding company and not an operating company and that (i) owns common stock of a Regulated Insurance Company or (ii) owns capital stock of another Non-Regulated Insurance Company that owns capital stock of a Regulated Insurance Company or (iii) owns capital stock of a Non-Regulated Insurance Company described in clause (ii) above.

                   "Payment Office" shall mean the office of the Administrative Agent at One Chase Manhattan Bank, 8th Floor, New York, NY 10081, Attention:
Laura Rebecca or such other office as the Administrative Agent may designate to the Borrower from time to time.

                   "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                   "Permitted Liens" shall mean Liens described in Section 7.03.

                   "Permitted Acquisition" shall have the meaning provided in
Section 7.02(f).

                   "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                   "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 4.01(h)(i).

                  "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreements.

                   "Preferred Stock" shall mean the Borrower's Series One Preferred Stock, par value $.10 per share.

                   "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime commercial lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                   "Quarter End Ratio" shall mean, as at the end of any fiscal quarter, the ratio of (x) the average outstanding principal amount of Consolidated Indebtedness during such fiscal quarter to (y) Cash Flow for the Test Period then ended; provided that (i) for the Test Period ending June 30, 1997, Cash Flow for such Test Period shall be multiplied by 2 and (ii) for the Test Period ending September 30, 1997, Cash Flow for such Test Period shall be multiplied by 4/3.

                   "Quarterly Statement" shall mean the quarterly financial statement required to be filed by any Regulated Insurance Company with the Applicable Regulatory Insurance Authority.

                   "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                   "Redemption" shall mean the purchase and cancellation of the preferred stock of VIK held by Alexander Vik, Gustav Vik and other third party stockholders.

                   "Redemption Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Redemption.

                  "Refinancing" shall have the meaning provided in Section 4.01(s).

                   "Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

                   "Register" shall have the meaning provided in Section
11.17(a).

                   "Regulated Insurance Company" shall mean any Subsidiary, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance

Business in any jurisdiction and is regulated by the Superintendent of Insurance, insurance commission or other Applicable Regulatory Insurance Authority. No Regulated Insurance Company may be a Subsidiary of a Non-Regulated Insurance Company other than a Parent Holding Company.

                   "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                   "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                   "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

                   "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Bank" shall have the meaning provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

                   "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                   "Required Banks" shall mean Non-Defaulting Banks with Commitments aggregating at least 66-2/3% of the Commitments of all Non-Defaulting Banks (determined in the case where all Commitments have been terminated, immediately prior to such termination).

                   "Risk-Based Capital" shall mean at any time for any Person, the ratio (expressed as a percentage) of the Total Adjusted Capital to the Authorized Control Level, in each case of such Person.

                   "Risk Derivatives" shall mean Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, Interest Only Investments, Principal Only Investments residuals, inverse IO's, super floaters, any other instruments with similar economic risk factors and any bonds backed in whole or in part by any of the foregoing (including component or "kitchen sink" bonds).

                  "S&P" shall mean Standard & Poor's Corporation and its successors.

                   "S&P Equivalent Rating" shall mean, with respect to any Investment Grade Security or Non-Investment Grade Security, the rating given such security by S&P or the S&P equivalent rating of the rating given such security by Moody's, D&P or NAIC, it being understood that if any such security is rated by more than one of S&P, Moody's, D&P and NAIC and any of such ratings (or the S&P equivalent of such ratings) differ, then the S&P Equivalent Rating for such security shall be the lower or lowest, as the case may be, of such ratings (or the S&P equivalent of such ratings).

                   "SAP" shall mean, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Regulatory Insurance Authority of the primary regulatory jurisdiction to which such Regulated Insurance Company is subject or the state in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 11.07(a).

                   "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

                   "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                   "Section 6.01 Financials" shall mean the financial statements delivered pursuant to Section 6.01(a)(i) or (b)(i).

                  "Section 3.04(b)(ii) Certificate" shall have the meaning provided in Section 3.04(b)(ii).

                   "Secured Creditors" shall mean with respect to any Security Document the "Secured Creditors" referred to therein, which in any event shall include the Banks.

                   "Security Documents" shall mean the Pledge Agreement and, once executed and delivered, the Additional Security Documents.

                   "Statutory Earnings" shall mean, for any period, for any Regulated Insurance Company, the net income of such Regulated Insurance Company determined in accordance with SAP as reported on line 16, page 4, column 1 of the Annual Statement of such Regulated Insurance Company, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

                   "Statutory Surplus" shall mean at any time for any Person the regulatory capital for such entity as reported on line 32, page 4, column 1 of the Annual Statement of such Person, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

                   "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time and (iii) Highlands Lloyds and Northwest National County Mutual so long as such entities are controlled by the Borrower or any of its Subsidiaries. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                   "Surplus Increase" shall mean, with respect to each material reinsurance transaction effected by a Regulated Insurance Company, the increase in Statutory Surplus of such Regulated Insurance Company resulting therefrom.

                   "Surplus Relief" shall mean, for any Regulated Insurance Company, the resulting after tax increase in Statutory Surplus of such Regulated Insurance Company resulting from entering into a Financial Reinsurance Agreement.

                   "Syndication Date" shall mean the earlier of (x) the date which is 90 days after the Effective Date or (y) the date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and the resulting addition of Banks pursuant to Section 11.04) has been completed.

                  "Tax Sharing Agreement" shall have the meaning provided in
Section 4.01(d).

                   "Taxes" shall have the meaning provided in Section 3.04.

                   "10% Convertible Subordinated Debentures" shall mean (i) those certain debentures in an aggregate amount of $62,850,000, issued by the Borrower due December 31, 2005, as in effect on the Effective Date and as subsequently modified, amended or supplemented as provided for therein and herein.

                   "Test Period" shall mean (i) for any determination made on or prior to December 31, 1997, the period from January 1, 1997 to the last day of the fiscal quarter of the Borrower then last ended, provided that the first Test Period shall end on June 30, 1997 and (ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower then last ended.

                   "Texas Rebate Issues" shall mean (x) the regulation currently proposed by the Texas Department of Insurance which would require certain of the Borrower's Subsidiaries to rebate portions of premiums to policyholders holding retrospectively rated policies issued by such Subsidiaries and assessed by the Texas Workers Compensation Insurance Facility and (y) any litigation relating to such rebates.

                   "Total Adjusted Capital" shall mean "Total Adjusted Capital" as defined by the NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC (or any term substituted therefor by the NAIC).

                   "Total Capital" shall mean at any time the sum of (i) Consolidated Net Worth and (ii) Consolidated Indebtedness.

                  "Total Commitment" shall mean the sum of the Commitments of all of the Banks at such time.

                   "Transaction" shall mean, collectively, the consummation of the Acquisition, the Capital Contribution, the Refinancing, the Redemption and the incurrence of Loans on the Effective Date.

                  "Transaction Documents" shall mean and include the Acquisition Documents, the Refinancing Documents, the Redemption Documents and the Credit Documents.

                   "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

                   "UCC" shall mean the Uniform Commercial Code.

                   "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                   "U.S. Government Obligations" shall mean and include (A) securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or as specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt and (B) to the extent in each case having an S&P Equivalent Rating of AAA, obligations issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association the Student Loan Marketing Association and the Federal Home Loan Bank.

                  "VIK" shall mean Vik Brothers Insurance, Inc., an Indiana corporation.

                   "VIK Insurance Subsidiaries" shall mean collectively the Subsidiaries of VIK which are insurance companies.

                   "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

                   "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

                   SECTION 10. The Administrative Agent.

                   1.101 Appointment. Each Bank hereby irrevocably designates and appoints Chase as Administrative Agent (such term as used in this Section 10 to include Chase acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

                   1.102 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

                   1.103 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Borrower to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                   1.104 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                   1.105 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                   1.106 Non-Reliance. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                   1.107 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, provided that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

                   1.108 The Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                   1.109 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks and the Borrower. Upon such resignation, the Required Banks shall, with the consent of the Borrower (such consent not to be unreasonably withheld), appoint from among the Banks a successor Administrative Agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                   SECTION 11.  Miscellaneous.

                   1.111 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank, its officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Acquisition or the consummation of any transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person), including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

                   1.112 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                   1.113 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

                   1.114 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto), (ii) such Bank's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Bank shall remain the holder of any such Note for all purposes of this Agreement and (v) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with the respective Bank in connection with such Bank's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10,
1.11 and 3.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (y) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents) or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                   (b) Notwithstanding the foregoing, with the consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld), (x) any Bank may assign all or any portion of its Loans and/or Commitments and its rights and obligations hereunder to another Bank, and (y) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to one or more commercial banks or other financial institutions (including one or more Banks). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitments and Loans of the assigning Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment Agreement (appropriately completed). In the event of any such assignment to a lender not previously a Bank hereunder, either the assigning or the assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $3,000, and at the time of any assignment pursuant to this Section 11.04(b), (i) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other Banks, and (ii) if any such assignment occurs after the Effective Date, the Borrower will issue a new Note to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05. Each Bank and the Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                   (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                   (d) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this Section 11 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

                   1.115 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                   1.116 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                   (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                   1.117 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP or SAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks), provided that except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1996 historical financial statements of the Borrower delivered to the Banks pursuant to Section 5.08(b), provided that in the event GAAP or SAP shall be modified from the GAAP or SAP so used, the Borrower shall be entitled to utilize GAAP or

SAP as so modified for the purpose of such determinations to the extent that (x) the Borrower gives the Administrative Agent 30 days' prior written notice of its desire to use the modified GAAP or SAP and (y) prior to using same for such determinations, the Borrower and the Administrative Agent shall have agreed upon adjustments, if any, to the various provisions of Section 7 and/or the definitions used therein the sole purpose of which shall be to give effect to such proposed change (provided that no such change shall be made in the absence of such agreement among the Borrower and the Administrative Agent) and provided further that if at any time the computations determining compliance with Section 7 utilize accounting principles different from those utilized in the financial statements furnished to the Banks pursuant to Section 6.01, such financial statements shall be accompanied by reconciliation work-sheets.

                   (b) All computations of interest on Eurodollar Loans and Commitment Fees shall be made on the actual number of days elapsed over a year of 360 days.

                   (c) All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365/366 days.

                   1.118  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.
(a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 11.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO

PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                   (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                   (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

                   1.119 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.


11.10 Execution. Each of the Banks shall sign a copy hereof (whether the same or different copies) and shall deliver the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Banks, shall give to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

                   11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                   11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank directly affected thereby, (i) extend the final maturity date applicable to the Loans, reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 11.12, or Section 10.07, 11.01, 11.02, 11.04, 11.06, 11.07(b) or 11.15, (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of Section 10 may be amended without the consent of the Administrative Agent.

                   11.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                   11.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Bank prior to such transfer.

                   11.15 Confidentiality. Subject to Section 11.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which it knows to be non-public confidential information or which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (provided that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Bank containing provisions substantially identical to those contained in this Section 11.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further, that in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

                   11.16 Registry. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 11.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such

Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 11.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.16, except to the extent that any such losses, claims, damages or liabilities result from the gross negligence or wilful misconduct of the Administrative Agent.

                         *             *            *

                   IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:
                                              HIGHLANDS INSURANCE GROUP, INC.
10370 Richmond Avenue
Houston, Texas  77042-4123
Attention:  Charles Bachand
Telephone No.:  (713) 267-8567      By  /s/ Charles J. Bachand
Telecopier No.: (713) 267-8688          ---------------------------------
                                        Title: Vice President & Treasurer

                                              THE CHASE MANHATTAN BANK,
                                                Individually and as
                                                Administrative Agent


                                              By /s/ Peter Platten
                                                 ------------------------------
                                                  Title: Vice President

                                              BANKBOSTON, N.A.


                                              By /s/ Karen A. Gallagher
                                                 ------------------------------
                                                  Title: Vice President

                                              BANK OF MONTREAL


                                              By /s/ Charles W. Reed
                                                 ------------------------------
                                                  Title: Director

                                              BANK ONE, TEXAS, N.A.


                                              By /s/ unreadable
                                                 ------------------------------
                                                 Title: Assistant Vice President

                                            DRESDNER BANK AG, New York Branch
                                                 and/or Grand Cayman Branch


                                            By /s/ Christopher E. Sarisky
                                               ------------------------------
                                                Title: Assistant Treasurer

                                            By   /s/ John W. Sweeney
                                               ------------------------------
                                                Title: Assistant Vice President

                                              NATIONSBANK, N.A. (SOUTH)


                                              By  /s/ Gregory Seib
                                                 ------------------------------
                                                  Title: